Exhibit 99.1

       Factory Card & Party Outlet Corp. Reports Fourth Quarter and Full Year Results for Fiscal 2005



    NAPERVILLE, Ill.--(BUSINESS WIRE)--April 18, 2006--Factory Card & Party Outlet Corp. (Nasdaq:FCPO) today announced results for the 2005 fiscal fourth quarter and full year ended January 28, 2006.
    For the quarter, net sales were $58.3 million compared with $57.3 million for the fourth quarter of last year. Comparable store net sales for the fourth quarter declined 0.7 percent from the prior year's same period.
    Net loss for the 2005 fourth quarter was $1.2 million, or $0.38 per share, versus a net loss of $3.0 million, or $0.98 per share for the same period last year. Selling, General and Administrative expense in the fourth quarter of fiscal 2005 included a $350 thousand pre-tax charge relating to the separation of the company's former chief financial officer and a $500 thousand pre-tax charge relating to an employment practices claim. In the fourth quarter of fiscal 2004, the company took a $4.4 million pre-tax charge relating to the roll-out of its new greeting card program.
    Net sales for the 2005 fiscal year increased 1.3 percent to $233.1 million, compared with $230.1 million a year ago. Comparable store net sales decreased 1.1 percent from the prior fiscal year.
    The company reported a net loss for the 2005 fiscal year of $1.0 million or $0.33 per share, versus a net loss of $0.2 million, or $0.07 per share for the prior fiscal year.
    During the year, the company opened eight new locations and closed four.
    "While not reflected in this quarter's disappointing earnings, we have made progress with a number of initiatives designed to further enhance our merchandise margins, reduce inventory investment and improve operations at the store level. As stated before, management and the board of directors are committed to improving performance and are addressing the issues that penalized earnings during the recent year," stated Gary W. Rada, President and Chief Executive Officer.
    "To that end, we are committed to achieving top line growth, increasing gross margin and improving expense control, all of which are prerequisites to achieving the performance goals announced last fall. Specifically, several of the initiatives that were implemented in fiscal 2005, including our new greeting card program and the deployment of a new replenishment system, are starting to deliver anticipated results, thus helping us gain momentum towards improved operating performance," added Mr. Rada.
    Mr. Rada continued, "We are pleased to have recently reached agreement with Cramer Rosenthal McGlynn, LLC to add Mone Anathan to the Factory Card & Party Outlet board of directors. The addition of Mr. Anathan brings strong retail experience and additional expertise to our board that will further help our efforts to improve shareholder value."

    About Factory Card

    Factory Card & Party Outlet (www.factorycard.com) based in Naperville, Illinois, is the largest publicly traded retail party chain in the United States. Factory Card & Party Outlet currently operates 191 company-owned retail stores in 20 states, offering a wide selection of party supplies, greeting cards, giftwrap, balloons, everyday and seasonal merchandise, and other special occasion merchandise at everyday value prices.

    Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.
    In general, the results, performance or achievements of the company and its stores and the value of the company's common stock are dependent upon a number of factors including, without limitation, the dependence on key personnel; competition, ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the company's filings with the Securities and Exchange Commission.



                   FACTORY CARD & PARTY OUTLET CORP.
                            AND SUBSIDIARY

                 Condensed Consolidated Balance Sheets

                     (Dollar amounts in thousands)

                                            January 28,  January 29,
                                               2006         2005
                                           ------------ ------------
ASSETS

Current assets:
   Cash                                    $       196  $       188
   Merchandise inventories, net                 49,552       43,653
   Prepaid expenses and other                    4,606        4,577
   Deferred tax asset, net                       3,728        5,527
                                           ------------ ------------
       Total current assets                     58,082       53,945

Fixed assets, net                               10,247        8,164
Other assets                                       104          170
Deferred tax asset, net                          8,869        5,991
                                           ------------ ------------

       Total assets                        $    77,302  $    68,270
                                           ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Line of credit                        $    19,532  $    12,032
     Accounts payable                           19,266       16,245
     Accrued expenses                            8,579        7,564
     Current portion of long term debt and
      capital lease obligations                     15        1,646
                                           ------------ ------------
       Total current liabilities                47,392       37,487
                                           ------------ ------------

Long term debt and capital lease
 obligations                                         -           15
Deferred rent liabilities                        1,606        1,895
                                           ------------ ------------

       Total liabilities                        48,998       39,397

Stockholders' equity                            28,304       28,873
                                           ------------ ------------

       Total liabilities and stockholders'
        equity                             $    77,302  $    68,270
                                           ============ ============


                   FACTORY CARD & PARTY OUTLET CORP.
                            AND SUBSIDIARY

            Condensed Consolidated Statements of Operations

    (Dollar amounts in thousands, except share and per share data)

                       Three        Three       Twelve       Twelve
                       Months       Months      Months       Months
                       Ended        Ended       Ended        Ended
                    January 28,  January 29,  January 28,  January 29,
                       2006         2005        2006         2005
                    -----------  -----------  -----------  -----------

Net sales          $    58,257  $    57,323  $   233,131  $   230,148
Cost of sales           38,249       37,899      149,145      147,970
Cost of sales --
 greeting card
 inventory write
 down                        -        4,415          233        4,415
                    -----------  -----------  -----------  -----------
   Gross profit         20,008       15,009       83,753       77,763
Selling, general
 and administrative
 expenses               21,201       19,412       81,974       75,074
Depreciation
 expense                   827          511        2,832        2,406
Reorganization
 items                       -          (93)           -          (93)
Other income                 -          (33)           -          (63)
Interest expense           256          156          804          742
                    -----------  ----------- ------------  -----------
   Loss before
    income taxes        (2,276)      (4,944)      (1,857)        (303)
Income tax benefit      (1,099)      (1,962)        (854)        (103)
                    -----------  -----------  -----------  -----------
   Net loss        $    (1,177) $    (2,982) $    (1,003) $      (200)
                    ===========  ===========  ===========  ===========

   Net loss per
    share -- basic $     (0.38) $     (0.98) $     (0.33) $     (0.07)
                    -----------  -----------  -----------  -----------

Weighted average
 shares outstanding
 -- basic            3,089,418    3,037,141    3,074,034    3,017,284
                    -----------  -----------  -----------  -----------

   Net loss per
    share --
    diluted        $     (0.38) $     (0.98) $     (0.33) $     (0.07)
                    -----------  -----------  -----------  -----------

Weighted average
 shares outstanding
 -- diluted          3,089,418    3,037,141    3,074,034    3,017,284
                    -----------  -----------  -----------  -----------



    CONTACT: Factory Card & Party Outlet Corp.
             Tim Benson, 630-579-2231
             tbenson@factorycard.com